Exhibit 99.1

SmartStop®
Self Storage REIT, Inc.
The Smarter Way to Store!®
Financial Supplement | Q1 2021

Table of Contents
Portfolio Snapshot as of 3/31/21    3
About SmartStop Self Storage REIT, Inc    4
Earnings Release    5
Financial Highlights    15
Trailing Five Quarter Financials: Condensed Balance Sheet    16
Trailing Five Quarter Financials: Condensed Income Statement    17
Trailing Five Quarter Financials: FFO Reconciliation    18
Store Portfolio Reporting Information    19
Same-Store Portfolio Details    20
Same-Store Portfolio MSA Summary    21
Total Portfolio MSA Summary    22
Toronto Portfolio Overview at 3/31/2021    23
SmartCentres Joint Venture Overview    24
Debt Summary    25
Managed REIT Overview    26
Appendix    27
Reconciliation of Same-Store Revenue and Net Operating Income    28
Reconciliation of Net Loss to Net Operating Income: Trailing 5 Quarters    29
Forward Looking Statements    30

Portfolio Snapshot as of 3/31/21
104K+ UNITS 93.4%
Units Owned & Managed in the US and Canada SmartStop Total Portfolio Occupancy as of 3/31/21
(1)
11.6M NRSF 14.2%
Owned & Managed in the US and Canada Same-Store NOI growth in 1Q21
16 PROPERTIES $70K
Owned & Managed in the Greater Toronto Area Average 3-Mile Radius Household Income

6 12 4 5
6 2 5
9 2 2 6 1413 3 2
15 2
2 3
Historical SmartStop Self Storage REIT, Inc. Properties
112 properties 8
Historical SST IV Properties* 2
30 properties 17
*Includes properties owned in JV with SmartCentres 2
Note: in a merger SmartStop that closed Self Storage on 3/17/21. REIT, Inc. Property acquired counts the are 30 assets as of 3/31/21. owned by Strategic Storage Trust IV, Inc. (“SST IV”)
1. Same-store NOI is non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP financial measure.
SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1 3

About SmartStop Self Storage REIT, Inc.

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

SmartStop®
Self Storage REIT, Inc.

As of 6/30/2021 SmartStop Self Storage REIT, Inc. ("SmartStop") is a self-managed REIT with a fully integrated operations team of approximately 400 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs. SmartStop is the tenth-largest self storage company in the U.S., with approximately $1.8 billion of real estate assets under management, including an owned and managed portfolio of 155 properties in 19 states and Ontario, Canada and comprising approximately 104,000 units and 11.8 million rentable square feet. SmartStop and its affiliates own or manage 17 operating self storage properties in Ontario, Canada, which total approximately 14,200 units and 1.4 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

COMPANY INFORMATION

Headquarters:
10 Terrace Road
Ladera Ranch, California
92694

Investor Relations:
David Corak
VP of Corporate Finance
949-542-3331

Information Requests:
To request an Investor Relations package or annual report, please visit our website at www.smartstop.com or email ir@smartstop.com


LADERA SPORTS CENTER

Ladera Ranch, California

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1

4

Earnings Release
SmartStop®
Self Storage REIT, Inc.
May 18, 2021
SmartStop Self Storage REIT, Inc. Reports First Quarter 2021 Results
LADERA RANCH, CA – May 18, 2021 – SmartStop Self Storage REIT, Inc. (“SmartStop”), a self-managed and fully-integrated self storage company with approximately $1.7 billion of self storage assets under management, announced its overall results for the three months ended March 31, 2021.
“SmartStop posted tremendous results this quarter with same store revenue and NOI growth of 9.7% and 14.2%, respectively, both higher than all of our publicly-traded peers,” said H. Michael Schwartz, Chairman and Chief Executive Officer of SmartStop. “Our best-in-class portfolio posted record same store occupancy of 94.1% at quarter end, an increase of 540 basis points year-over-year. These performance metrics are a testament to the power of the SmartStop® Self Storage platform, the fantastic team operating this portfolio and the robust self storage operating environment. With our unprecedented level of occupancy, we are entering the busy summer rental season from a position of great strength, and are increasing asking rates while decreasing concessions, resulting in increasing net effective rental rates and total revenues. With this encouraging start to 2021, we believe the company is well positioned to grow stockholder value in 2021 and beyond.”
Three Months Ended March 31, 2021 Financial Highlights:
• Total self storage-related revenues increased by approximately $4.3 million, or 16.2%, when compared to the same period in 2020.
• FFO, as adjusted, increased by approximately $3.2 million, or 195%, when compared to the same period in 2020.
• Same-store revenues increased by 9.7% compared to the same period in 2020.
• Same-store NOI increased by 14.2% compared to the same period in 2020.
• Same-store average physical occupancy increased by 4.4% to 93.1% for the three months ended March 31, 2021, compared to 88.7% during the same period in 2020.
• Same-store annualized rent per occupied square foot was approximately $15.43 for the three months ended March 31, 2021, which represented an increase of approximately 3.6% when compared to the same period in 2020.
• Managed REIT Platform revenue of approximately $2.3 million for the three months ended March 31, 2021, up 28.3% from the same period in 2020.
“This is an incredibly exciting time for SmartStop and our stockholders,” continued Mr. Schwartz. “In addition to our strong operating performance driving outsized internal growth, we remain active on the external growth front, acquiring a six story storage facility in Oakville, Ontario, Canada subsequent to quarter end. Including this property and the 27 operating properties acquired in the merger with Strategic Storage Trust IV, Inc. (“SST IV”) during the first quarter, SmartStop has increased its owned asset base by 25% since the beginning of 2020 to 140 owned or JV stores currently operating. In tandem with the SST IV merger, we entered into a multi-currency credit facility (the “Credit Facility”) of up to $500 million that significantly increases our access to, and lowers the cost of, our debt capital. This facility allows us to continue to execute our growth plans both in the U.S. and across the border in Canada. We believe both the merger and new credit facility are transformational for SmartStop and we are humbled by the dedication of our team members.”
SmartStop Self Storage REIT, Inc.    |    Financial Supplement 2021 Q1 5

Earnings Release (Continued)
Closed the All-Stock Acquisition of Strategic Storage Trust IV, Inc.
On March 17, 2021, SmartStop and SST IV closed a merger in which SST IV merged into a subsidiary of SmartStop, in an all-stock transaction with a value of approximately $375 million (including outstanding debt of SST IV assumed or repaid but excluding transaction costs) (the “Merger”). The Merger positions the combined company to achieve further economies of scale and drive incremental growth as it takes advantage of the benefits of a larger aggregate portfolio. As a result of the Merger, SmartStop acquired all of the real estate owned by SST IV, consisting of 24 wholly-owned self storage facilities located across nine states and six joint venture properties (three operating and three under development) located in the Greater Toronto Area (“GTA”) of Ontario, Canada. The total SST IV portfolio, including joint venture property estimates at completion of development, resulted in the addition of approximately 23,600 self storage units and 2.6 million net rentable square feet. At the closing of the Merger, SmartStop’s consolidated portfolio consisted of 136 wholly-owned properties and six joint venture properties with a combined gross book value of approximately $1.5 billion of self storage assets.
Closed a $500 Million Multi-Currency Credit Facility
On March 17, 2021, SmartStop announced that it entered into a multi-currency credit facility (the “Credit Facility”) of up to $500 million with a syndicate of banks led by KeyBank National Association, Wells Fargo,
N.A., Citibank, N.A. and Bank of Montreal. The facility consists of a $250 million revolving credit facility (the “Revolver”) and a $250 million term loan (the “Term Loan”), and has an accordion feature permitting expansion of the Credit Facility up to $850 million, subject to certain conditions. The Revolver has a three-year term with a maturity date of March 17, 2024 and a one-year extension option. The Term Loan has a five-year term with a maturity date of March 17, 2026. Borrowings under the Credit Facility may be in either U.S. dollars or Canadian dollars at SmartStop’s election. Initial advances under the Term Loan carried interest at 195 basis points over 30-day LIBOR or 30-day CDOR, while initial advances under the Revolver carried interest at 200 basis points over 30-day LIBOR or 30-day CDOR. The Credit Facility is initially secured by a pledge of equity interests in certain of SmartStop’s property owning subsidiaries. SmartStop can elect to release the pledges upon the achievement of certain financial conditions, making the Credit Facility fully unsecured and resulting in a reduction in the applicable interest rate, among other changes.
Greater Toronto Area Property Acquisition
Subsequent to quarter end, SmartStop acquired a recently built, six-story self storage facility in Oakville, Ontario, Canada in April. The property was completed in April 2020 and was approximately 40% occupied at acquisition. The facility is located at 450 Iroquois Shore Rd in the Oakville community, one of the GTA’s most affluent suburbs. The property’s 1,075 units are 100% climate-controlled across approximately 81,500 square feet. The property offers customers a variety of amenities including state-of-the-art security systems, elevators, keypad access, a gated drive-in loading area and more. The facility is our third in Oakville, establishing SmartStop as a dominant player in the submarket. This is SmartStop’s 17th owned or managed location in the GTA, and 153rd property in North America.
Declared Distributions
On March 3, 2021, SmartStop’s board of directors declared a distribution rate for the second quarter of 2021, of approximately $0.00164 per day per share on the outstanding shares of common stock payable to both Class A and Class T stockholders. Such distributions payable to each stockholder of record during a month will be paid the following month.
SmartStop Self Storage REIT, Inc.    |    Financial Supplement 2021 Q1 6

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2021 (Unaudited)	December 31, 2020
ASSETS		
Real estate facilities:		
Land	$ 392,801,173	$ 335,800,354
Buildings	1,083,055,321	810,480,845
Site improvements	77,101,174	63,821,383
	1,552,957,668	1,210,102,582
Accumulated depreciation	(124,490,121)	(115,903,045)
	1,428,467,547	1,094,199,537
Construction in process	4,260,712	1,761,303
Real estate facilities, net	1,432,728,259	1,095,960,840
Cash and cash equivalents	30,371,284	72,705,624
Restricted cash	8,809,279	7,952,052
Investments in unconsolidated real estate ventures	17,488,416	—
Investments in and advances to Managed REITs	736,355	15,624,389
Other assets, net	15,202,719	7,734,276
Intangible assets, net of accumulated amortization	24,409,277	12,406,427
Trademarks, net of accumulated amortization	16,158,824	16,194,118
Goodwill	53,643,331	53,643,331
Debt issuance costs, net of accumulated amortization	2,481,254	—
Total assets	**$ 1,602,028,998**	**$ 1,282,221,057**
LIABILITIES AND EQUITY		
Debt, net	$ 822,490,580	$ 717,952,233
Accounts payable and accrued liabilities	25,515,670	23,038,976
Due to affiliates	1,668,662	667,429
Distributions payable	7,446,393	6,650,317
Contingent earnout	19,500,000	28,600,000
Deferred tax liabilities	7,539,241	8,380,215
Total liabilities	**884,160,546**	**785,289,170**
Commitments and contingencies		
Redeemable common stock	60,388,518	57,335,575
Preferred stock, $0.001 par value; 200,000,000 shares authorized:		
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 200,000 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively, with aggregate liquidation preferences of $203,082,192 and $202,928,620 at March 31, 2021 and December 31, 2020, respectively	196,356,107	196,356,107
Equity:		
SmartStop Self Storage REIT, Inc. equity:		
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 76,096,756 and 52,660,402 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	76,098	52,661
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 7,948,354 and 7,903,911 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	7,949	7,904
Additional paid-in capital	723,891,165	492,408,006
Distributions	(173,328,354)	(163,953,169)
Accumulated deficit	(155,353,544)	(141,444,880)
Accumulated other comprehensive loss	(2,937,741)	(3,834,228)
Total SmartStop Self Storage REIT, Inc. equity	392,355,573	183,236,294
Noncontrolling interests in our Operating Partnership	68,707,354	59,982,111
Other noncontrolling interests	60,900	21,800
Total noncontrolling interests	68,768,254	60,003,911
Total equity	**461,123,827**	**243,240,205**
Total liabilities and equity	**$ 1,602,028,998**	**$ 1,282,221,057**

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1

7

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Revenues:		
Self storage rental revenue	$ 29,503,442	$ 25,568,019
Ancillary operating revenue	1,557,430	1,152,843
Managed REIT Platform revenue	2,287,740	1,783,787
Reimbursable costs from Managed REITs	1,216,043	1,793,474
Total revenues	34,564,655	30,298,123
Operating expenses:		
Property operating expenses	10,343,281	9,675,026
Managed REIT Platform expenses	319,890	1,174,809
Reimbursable costs from Managed REITs	1,216,043	1,793,474
General and administrative	4,752,989	3,667,947
Depreciation	8,543,927	7,716,671
Intangible amortization expense	1,259,547	3,669,631
Acquisition expenses	305,650	28,105
Contingent earnout adjustment	2,119,744	(7,200,000)
Impairment of goodwill and intangible assets	—	36,465,732
Impairment of investments in Managed REITs	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	8,389,573	—
Total operating expenses	37,250,644	61,368,274
Operating loss	(2,685,989)	(31,070,151)
Other income (expense):		
Interest expense	(7,975,464)	(8,339,303)
Interest expense – accretion of fair market value of secured debt	31,866	32,657
Interest expense – debt issuance costs	(672,473)	(943,483)
Net loss on extinguishment of debt	(2,444,788)	—
Other	1,443,382	2,576,699
Net loss	(12,303,466)	(37,743,581)
Net loss attributable to the noncontrolling interests in our Operating Partnership	1,476,994	5,031,652
Less: Distributions to preferred stockholders	(3,082,192)	(2,362,022)
Net loss attributable to SmartStop Self Storage REIT, Inc. common stockholders	$ (13,908,664)	$ (35,073,951)
Net loss per Class A share – basic and diluted	$ (0.22)	$ (0.59)
Net loss per Class T share – basic and diluted	$ (0.22)	$ (0.59)
Weighted average Class A shares outstanding – basic and diluted	56,398,876	51,313,351
Weighted average Class T shares outstanding – basic and diluted	7,927,821	7,726,469

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1 8

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NON-GAAP MEASURE – COMPUTATION OF ADJUSTED FUNDS FROM OPERATIONS
(Unaudited)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Net loss (attributable to common stockholders)	$ (13,908,664)	$ (35,073,951)
Add:		
Depreciation of real estate	8,377,485	7,587,338
Depreciation and amortization of real estate and intangible assets from our Joint Ventures	34,074	—
Amortization of real estate related intangible assets	562,085	2,172,565
Deduct:		
Adjustment for noncontrolling interests	(1,118,036)	(1,297,630)
FFO (attributable to common stockholders)	(6,053,056)	(26,611,678)
Other Adjustments:		
Intangible amortization expense - contracts[(1)]	697,462	1,497,066
Acquisition expenses[(2)]	305,650	28,105
Contingent earnout adjustment[(3)]	2,119,744	(7,200,000)
Impairment of goodwill and intangible assets[(4)]	—	36,465,732
Impairment of investments in Managed REITs[(4)]	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	8,389,573	—
Accretion of fair market value of secured debt[(5)]	(31,866)	(32,657)
Net loss on extinguishment of debt[(6)]	2,444,788	—
Foreign currency and interest rate derivative (gains) losses, net[(7)]	217,998	167,519
Adjustment of deferred tax liabilities[(1)]	(1,872,866)	(2,746,896)
Adjustment for noncontrolling interests	(1,433,296)	(4,319,933)
FFO, as adjusted (attributable to common stockholders)	$ 4,784,131	$ 1,624,137

(1) These items represent the amortization, accretion, or adjustment of intangible assets or deferred tax liabilities. As these items are non-cash and not primary drivers in SmartStop's decision-making process, FFO is adjusted for their effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric to other real estate companies.

(2) In evaluating investments in real estate, SmartStop differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics.

(3) The contingent earnout adjustment represents the adjustment to the fair value of the Class A-2 Units issued in connection with the Self Administration Transaction. FFO is adjusted to arrive at FFO, as adjusted, as this acquisition related item is not a primary driver in SmartStop's decision-making process and excluding this provides investors a view of SmartStop's continuing operating portfolio performance over time.

(4) The impairment charges relate to SmartStop's goodwill, intangible assets and investments in the Managed REIT Platform acquired in the Self Administration Transaction. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of on-going operations and is consistent with management's analysis of SmartStop's operating performance and provides for a means of determining a comparable sustainable operating performance metric.

(5) This represents the difference between the stated interest rate and the estimated market interest rate on assumed notes as of the date of acquisition. Such amounts have been excluded from FFO, as adjusted, because SmartStop believes FFO, as adjusted, provides useful supplementary information by focusing on operating fundamentals, rather than events not related to our normal operations. SmartStop is responsible for managing interest rate risk and do not rely on another party to manage such risk.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1 9

(6) The net loss associated with the extinguishment of debt includes prepayment penalties, the write-off of unamortized deferred financing fees, and other fees incurred. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such losses may not be reflective of on-going transactions and operations and is consistent with management’s analysis of our operating performance.
(7) This represents the mark-to-market adjustment for SmartStop’s derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to our foreign equity investments not classified as long term. These derivative contracts are intended to manage the Company’s exposure to interest rate and foreign currency risk which may not be reflective of SmartStop’s ongoing performance and may reflect unrealized impacts on our operating performance. Such amounts are recorded in “Other” within SmartStop’s consolidated statements of operations.
SmartStop Self Storage REIT, Inc.    |    Financial Supplement 2021 Q1 10

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NON-GAAP MEASURE – COMPUTATION OF SAME-STORE OPERATING RESULTS
(Unaudited)

The following table sets forth operating data for SmartStop's same-store facilities (those properties included in the consolidated results of operations since January 1, 2020) for the three months ended March 31, 2021 and 2020. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total		
	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Revenue [1]	$27,871,895	$25,405,035	9.7%	$3,188,977	$1,315,827	N/M	$31,060,872	$26,720,862	16.2%
Property operating expenses [2]	8,817,512	8,716,694	1.2%	1,525,769	958,332	N/M	10,343,281	9,675,026	6.9%
Property operating income	$19,054,383	$16,688,341	14.2%	$1,663,208	$ 357,495	N/M	$20,717,591	$17,045,836	21.5%
Number of facilities	103	103		34	9		137	112	
Rentable square feet [3]	7,557,300	7,557,300		2,805,500	680,300		10,362,800	8,237,600	
Average physical occupancy [4]	93.1%	88.7%		N/M	N/M		92.6%	86.3%	
Annualized rent per occupied square foot [5]	$ 15.43	$ 14.90		N/M	N/M		$ 15.21	$ 14.70	

N/M Not meaningful

(1) Revenue includes rental revenue, Tenant Programs revenue, ancillary revenue, and administrative and late fees.

(2) Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense, and acquisition expenses, but includes property management fees if applicable. Property operating expenses for the three months ended March 31, 2020 also includes COVID-19 related costs, including specialized cleaning costs, the purchase of personal protective equipment, and bonuses to our store personnel, totaling approximately $0.4 million. On a same-store basis, COVID-19 related costs represented approximately $0.4 million of the total property operating expenses for the three months ended March 31, 2020.

(3) Of the total rentable square feet, parking represented approximately 920,000 square feet and 678,000 square feet as of March 31, 2021 and 2020, respectively. On a same-store basis, for the same periods, parking represented approximately 678,000 square feet.

(4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5) Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop's same-store revenue increased by approximately $2.5 million for the three months ended March 31, 2021 compared to the three months ended March 31, 2020 primarily due to both higher occupancy and higher annualized rent per occupied square foot.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1 11

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

The following table presents a reconciliation of net loss as presented on our consolidated statements of operations to property operating income, as stated above, for the periods indicated:

	For the Three Months Ended March 31, 2021	2020
Net loss	$ (12,303,466)	$ (37,743,581)
Adjusted to exclude:		
Managed REIT Platform revenue	(2,287,740)	(1,783,787)
Managed REIT Platform expenses	319,890	1,174,809
General and administrative	4,752,989	3,667,947
Depreciation	8,543,927	7,716,671
Intangible amortization expense	1,259,547	3,669,631
Acquisition expenses	305,650	28,105
Contingent earnout adjustment	2,119,744	(7,200,000)
Impairment of goodwill and intangible assets	—	36,465,732
Impairment of investments in Managed REITs	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	8,389,573	—
Interest expense	7,975,464	8,339,303
Interest expense – accretion of fair market value of secured debt	(31,866)	(32,657)
Interest expense – debt issuance costs	672,473	943,483
Net loss on extinguishment of debt	2,444,788	—
Other	(1,443,382)	(2,576,699)
Total property operating income	$ 20,717,591	$ 17,045,836

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1 12

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

ADDITIONAL INFORMATION REGARDING NOI, FFO, and FFO, as Adjusted

Net Operating Income ("NOI")

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI (also referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop's use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations ("FFO") and FFO, as Adjusted

Funds from Operations

Funds from operations ("FFO") is an industry wide metric promulgated by the National Association of Real Estate Investment Trusts, or NAREIT, which SmartStop believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

SmartStop defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop's FFO calculation complies with NAREIT's policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate its operating performance. SmartStop previously used Modified Funds from Operations ("MFFO") (as defined by the Institute for Portfolio Alternatives) as a non-GAAP measure of operating performance. Management replaced the MFFO measure with FFO, as adjusted, because FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop's peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, adjustments of fair value of debt adjustments, gains or losses from extinguishment of debt, accretion of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which SmartStop believes are not indicative of the Company's overall long-term operating performance. SmartStop excludes these items from GAAP net income to arrive at FFO, as adjusted, as they are not the primary drivers in its decision-making process and excluding these items provides investors a view of its continuing operating portfolio performance over time and makes its results more comparable period to period and to other REITs, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of operating performance when SmartStop formulates corporate goals and evaluate the effectiveness of its strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of SmartStop's performance, as an alternative to cash flows from operations, which is an indication of liquidity, or indicative of funds available to fund SmartStop's cash needs including SmartStop's ability to make distributions to its stockholders. FFO and FFO, as adjusted, should not be considered as an alternative to net income (determined in accordance with GAAP) and should be reviewed in conjunction with other measurements as an indication of SmartStop's performance.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1 13

Earnings Release (Continued)
Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.
About SmartStop Self Storage REIT, Inc. (“SmartStop”):
SmartStop is a self-managed REIT with a fully integrated operations team of approximately 400 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs. SmartStop is the tenth-largest self storage company in the U.S., with approximately $1.7 billion of real estate assets under management, including an owned and managed portfolio of 153 properties in 19 states and Toronto, Canada and comprising approximately 104,000 units and 11.7 million rentable square feet. SmartStop and its affiliates own or manage 17 operating self storage properties in the Greater Toronto Area, which total approximately 14,200 units and 1.4 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.
Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.
All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected effects and benefits of the SST IV merger, the SSGT merger, the self administration transaction and the Series A Preferred equity investment, including anticipated future financial and operating results and synergies, as well as all other statements in this press release, other than historical facts. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to the SST IV merger, the self administration transaction, or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of either of the SST IV merger, the SSGT merger or the self administration transaction in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations, including facilities acquired through the SST IV merger, the SSGT merger and operations acquired through the self administration transaction; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management.
Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.
SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1 14

Financial Highlights

Common Stock Equivalents (Fully Diluted)	1Q21 Quarter Weighted Average	1Q21 Quarter Ending
Class A Common Shares	56,398,876	76,096,756
Class T Common Shares	7,927,821	7,948,354
Operating Partnership Units	9,248,375	10,270,454
Other Dilutive Securities	159,700	156,323
Total Fully Diluted Common Stock Equivalents	73,734,772	94,903,090

1Q21 Operating Portfolio Snapshot	# of Stores	NRSF	Units	1Q21 Ending Occupancy[5]
Wholly Owned Same-Store	103	7,557,300	64,865	94.1%
Wholly Owned Non Same-Store	33	2,721,300	24,660	91.0%
Total Wholly Owned Stores[1]	136	10,278,600	89,525	93.4%
Joint Venture Stores	3	320,000	2,930	25.0%
Managed Stores[2]	13	1,048,200	10,200	71.6%
Total Stores	152	11,646,800	102,655	

	For the Quarter Ended:				
Balance Sheet Highlights	**3/31/21**	**12/31/20**	**9/30/20**	**6/30/20**	**3/31/20**
Real estate facilities, gross	$1,552,957,668	$1,210,102,582	$1,191,037,320	$1,183,920,445	$1,173,101,616
Accumulated depreciation	(124,490,121)	(115,903,045)	(106,556,223)	(98,435,981)	(90,247,609)
Real estate facilities, net	1,432,728,259	1,095,960,840	1,086,072,890	1,086,416,832	1,083,794,929
Debt, net	822,490,580	717,952,233	712,789,410	710,116,684	705,927,075
Preferred stock, gross	200,000,000	200,000,000	150,000,000	150,000,000	150,000,000

Same-Store Performance (103 Stores)	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Revenue[3]	$27,871,895	$27,238,620	$26,419,911	$24,702,072	$25,405,035
Expenses[3]	8,817,512	8,699,157	8,827,519	8,279,464	8,716,694
NOI[3]	$19,054,383	$18,539,463	$17,592,392	$16,422,608	$16,688,341
Ending Occupancy	94.1%	91.7%	92.3%	90.7%	88.8%
Average Occupancy	93.1%	92.2%	91.7%	89.7%	88.7%
RentPOF[4]	$15.43	$15.25	$14.67	$14.37	$14.90
Move Ins	10,151	9,611	11,179	9,810	9,447
Move Outs	8,665	9,829	10,331	8,533	9,001

FFO, as adjusted per shares & units outstanding - diluted	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
FFO, as adjusted[3]	$0.08	$0.08	$0.06	$0.03	$0.03

1. Excludes one consolidated property owned by Strategic Storage Trust VI, Inc.'s operating partnership. Such property is included in managed stores.
2. Includes 11 operating properties in Strategic Storage Growth Trust II, Inc. of which one property is in a joint venture, one operating property in Strategic Storage Trust VI, Inc. and one other property.
3. Same-store revenue, expense, NOI and FFO, as adjusted are non-GAAP measures. See page 18 for FFO reconciliation and Appendix for other reconciliations.
4. RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage.
5. Weighted by net rentable square feet.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1

15

Trailing Five Quarter Financials: Condensed Balance Sheet

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Assets:					
Real estate facilities, gross	**$1,552,957,668**	**$1,210,102,582**	**$1,191,037,320**	**$1,183,920,445**	**$1,173,101,616**
Accumulated depreciation	(124,490,121)	(115,903,045)	(106,556,223)	(98,435,981)	(90,247,609)
Construction in process	4,260,712	1,761,303	1,591,793	932,368	940,922
Real estate facilities, net	**1,432,728,259**	**1,095,960,840**	**1,086,072,890**	**1,086,416,832**	**1,083,794,929**
Cash and cash equivalents	30,371,284	72,705,624	36,747,083	49,952,383	54,138,979
Restricted cash	8,809,279	7,952,052	9,787,127	8,102,770	6,835,245
Investments in unconsolidated real estate ventures	17,488,416	-	-	-	-
Investments in and advances to Managed REITs	736,355	15,624,389	8,178,896	1,615,664	2,286,011
Other assets, net	15,202,719	7,734,276	5,870,035	7,170,160	10,797,367
Intangible assets, net	94,211,432	82,243,876	83,110,619	84,668,879	87,833,641
Debt issuance costs, net of accum. amortization	2,481,254	-	-	-	-
Total assets	**$1,602,028,998**	**$1,282,221,057**	**$1,229,766,650**	**$1,237,926,688**	**$1,245,686,172**
Liabilities:					
Debt, net	$822,490,580	$717,952,233	$712,789,410	$710,116,684	$705,927,075
Other liabilities, net	61,669,966	67,336,937	59,802,804	58,099,857	55,610,880
Total liabilities	**$884,160,546**	**$785,289,170**	**$772,592,214**	**$768,216,541**	**$761,537,955**
Total redeemable common stock	$60,388,518	$57,335,575	$54,116,173	$51,374,754	$47,370,901
Preferred stock, gross	$200,000,000	$200,000,000	$150,000,000	$150,000,000	$150,000,000
Preferred stock offering costs	(3,643,893)	(3,643,893)	(3,620,292)	(3,620,292)	(3,620,292)
Total preferred stock, net	$196,356,107	$196,356,107	$146,379,708	$146,379,708	$146,379,708
Equity					
Total SmartStop Self Storage REIT, Inc. equity	$392,355,573	$183,236,294	$195,385,785	$209,083,918	$225,504,047
Total Noncontrolling interests	68,768,254	60,003,911	61,292,770	62,871,767	64,893,561
Total Equity	**$461,123,827**	**$243,240,205**	**$256,678,555**	**$271,955,685**	**$290,397,608**
Total Liabilities & Equity	**$1,602,028,998**	**$1,282,221,057**	**$1,229,766,650**	**$1,237,926,688**	**$1,245,686,172**

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1 16

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

Trailing Five Quarter Financials: Condensed Income Statement

	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Revenues:					
Self storage rental revenue	$29,503,442	$27,667,870	$26,706,201	$24,946,793	$25,568,019
Ancillary operating revenue	1,557,430	1,517,829	1,431,952	1,183,418	1,152,843
Managed REIT Platform revenue	2,287,740	2,360,929	2,051,021	1,852,893	1,783,787
Reimbursable costs from Managed REITs	1,216,043	1,346,945	1,173,948	1,486,441	1,793,474
Total revenues	**34,564,655**	**32,893,573**	**31,363,122**	**29,469,545**	**30,298,123**
Expenses:					
Property operating expenses	10,343,281	9,618,356	9,816,774	9,195,043	9,675,026
Managed REIT Platform expenses	319,890	294,818	329,280	1,008,014	1,174,809
Reimbursable costs from Managed REITs	1,216,043	1,346,945	1,173,948	1,486,441	1,793,474
General and administrative	4,752,989	4,641,467	4,012,072	4,149,713	3,667,947
Depreciation	8,543,927	8,731,926	8,003,587	7,842,443	7,716,671
Impairment of goodwill and intangible assets	-	-	-	-	36,465,732
Impairment of investments in Managed REITs	-	-	-	-	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	8,389,573	-	-	-	-
Other	3,684,941	4,673,623	3,656,476	3,815,373	(3,502,264)
Total operating expenses	**37,250,644**	**29,307,135**	**26,992,137**	**27,497,027**	**61,368,274**
Operating income (loss)	**(2,685,989)**	**3,586,438**	**4,370,985**	**1,972,518**	**(31,070,151)**
Interest expense – total	8,616,071	8,602,201	9,013,167	9,187,815	9,250,129
Net loss on extinguishment of debt	2,444,788	-	-	-	-
Other	(1,443,382)	(3,071,879)	(185,685)	(152,456)	(2,576,699)
Net loss	**(12,303,466)**	**(1,943,884)**	**(4,456,497)**	**(7,062,841)**	**(37,743,581)**
Net loss attributable to the noncontrolling interests in our OP	1,476,994	351,476	585,360	933,443	5,031,652
Less: Distributions to preferred stockholders	(3,082,192)	(2,937,500)	(2,387,977)	(2,362,023)	(2,362,022)
Net loss attributable to common stockholders	**$(13,908,664)**	**$(4,529,908)**	**$(6,259,114)**	**$(8,491,421)**	**$(35,073,951)**
Net loss per Class A & T share – basic and diluted	($0.22)	($0.08)	($0.10)	($0.14)	($0.59)
Weighted average Class A & T shares outstanding – basic & diluted	64,326,697	60,167,502	59,847,321	59,398,637	59,039,820

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1 17

Trailing Five Quarter Financials: FFO Reconciliation

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Reconciliation to FFO & FFO, as adjusted:					
Net loss (attributable to common stockholders)	$(13,908,664)	$(4,529,908)	$(6,259,114)	$(8,491,421)	$(35,073,951)
Depreciation of real estate	8,377,485	8,574,735	7,843,237	7,705,792	7,587,338
Depreciation/amortization on Investment in JVs	34,074	-	-	-	-
Amortization of real estate related intangible assets	562,085	229,998	537,179	2,170,465	2,172,565
Adjustment for noncontrolling interests	(1,118,036)	(1,051,900)	(1,101,471)	(1,305,577)	(1,297,630)
FFO (attributable to common stockholders)	**(6,053,056)**	**3,222,925**	**1,019,831**	**79,259**	**(26,611,678)**
Intangible amortization expense - contracts	697,462	1,071,436	1,050,720	1,047,687	1,497,066
Acquisition expenses	305,650	772,189	468,577	97,221	28,105
Contingent earnout adjustment	2,119,744	2,600,000	1,600,000	500,000	(7,200,000)
Impairment of goodwill and intangible assets	-	-	-	-	36,465,732
Impairment of investments in Managed REITs	-	-	-	-	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	8,389,573	-	-	-	-
Accretion of fair market value of secured debt	(31,866)	(32,345)	(32,788)	(32,892)	(32,657)
Net loss on extinguishment of debt	2,444,788	-	-	-	-
Foreign currency and interest rate derivative (gains) losses, net	217,998	40,649	53,503	(57,676)	167,519
Adjustment of deferred tax liabilities	(1,872,866)	(2,627,403)	(276,216)	(276,216)	(2,746,897)
Adjustment for noncontrolling interests	(1,433,296)	(457,271)	(375,841)	(168,680)	(4,319,933)
FFO, as adjusted (attributable to common stockholders)	**$4,784,131**	**$4,590,180**	**$3,507,786**	**$1,188,703**	**$1,624,136**

	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Fully Diluted FFO & FFO, as adjusted Calculation:					
FFO (attributable to common stockholders)	**$(6,053,056)**	**$3,222,925**	**$1,019,831**	**$79,259**	**$(26,611,678)**
Net loss attributable to the noncontrolling interests in our OP	(1,476,994)	(351,476)	(585,360)	(933,443)	(5,031,652)
Adjustment for noncontrolling interests	1,118,036	1,051,900	1,101,471	1,305,577	1,297,630
FFO (attributable to common stockholders and OP unit holders)	**$(6,412,014)**	**$3,923,349**	**$1,535,942**	**$451,393**	**$(30,345,700)**
FFO, as adjusted (attributable to common stockholders)	**$4,784,131**	**$4,590,180**	**$3,507,786**	**$1,188,703**	**$1,624,136**
Net loss attributable to the noncontrolling interests in our OP	(1,476,994)	(351,476)	(585,360)	(933,443)	(5,031,652)
Adjustment for noncontrolling interests	2,551,332	1,509,171	1,477,312	1,474,257	5,617,563
FFO, as adjusted (attributable to common stockholders and OP unit holders)	**$5,858,469**	**$5,747,875**	**$4,399,738**	**$1,729,517**	**$2,210,047**
Weighted average Class A & T shares outstanding	64,326,697	60,167,502	59,847,321	59,398,637	59,039,820
Weighted average OP Units outstanding	9,248,375	9,095,029	9,095,029	9,095,029	9,095,029
Other Dilutive Securities	159,700	174,636	132,215	131,977	73,222
Weighted average Shares & OP Units outstanding – diluted [1]	**73,734,772**	**69,437,167**	**69,074,565**	**68,625,643**	**68,208,071**
FFO and FFO, as adjusted per shares & units outstanding - diluted					
FFO	**($0.09)**	**$0.06**	**$0.02**	**$0.01**	**($0.44)**
FFO, as adjusted	**$0.08**	**$0.08**	**$0.06**	**$0.03**	**$0.03**

1. Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect of both unvested restricted stock and long term incentive plan (both time-based units and performance based-units). The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1 18

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

Store Portfolio Reporting Information

Wholly Owned Stores	# of Stores	NRSF	Units	Net Rent / Occupied Sq. Ft. for the Three Months Ended March 31,[1] 2021	Net Rent / Occupied Sq. Ft. for the Three Months Ended March 31,[1] 2020	Ending Occupancy for the Three Months Ended March 31, 2021	Ending Occupancy for the Three Months Ended March 31, 2020	Change	Revenue for the Three Months Ended March 31,[4] 2021	Revenue for the Three Months Ended March 31,[4] 2020	% Change	Expenses for the Three Months Ended March 31,[4] 2021	Expenses for the Three Months Ended March 31,[4] 2020	% Change	NOI for the Three Months Ended March 31,[4, 5] 2021	NOI for the Three Months Ended March 31,[4, 5] 2020	% Change
Same-Store Wholly-Owned	**103**	**7,557,300**	**64,865**	**$15.43**	**$14.90**	**94.1%**	**88.8%**	**5.4%**	**$27,871,895**	**$25,405,035**	**9.7%**	**$8,817,512**	**$8,716,694**	**1.2%**	**$19,054,383**	**$16,688,341**	**14.2%**
Non Same-Store Wholly-Owned																	
Historical SSS REIT Non-Stabilized[2]	9	680,300	6,840	$12.84	$11.61	86.0%	59.4%	*26.6%*	2,091,612	1,315,827	*59.0%*	1,052,958	958,332	*9.9%*	1,038,654	357,495	*190.5%*
Historical SST IV Stabilized[3, 4]	16	1,385,800	11,290	NM	NM	94.2%	NM		739,612	NM		306,333	NM		433,279	NM	
Historical SST IV Non-Stabilized[3, 4]	8	655,200	6,530	NM	NM	89.4%	NM		333,466	NM		143,340	NM		190,126	NM	
Total Non-Same Store Wholly-Owned	**33**	**2,721,300**	**24,660**	**NM**	**NM**	**91.0%**	**NM**		**3,164,690**	**NM**		**1,502,631**	**NM**		**1,662,059**	**NM**	
Total Wholly-Owned Operating Stores	**136**	**10,278,600**	**89,525**	**NM**	**NM**	**93.4%**	**NM**		**$31,036,585**	**NM**		**$10,320,143**	**NM**		**$20,716,442**	**NM**	
Total Joint Venture Operating Stores	3	320,000	2,930			25.0%	NM										
Total All Owned Operating Stores	**139**	**10,598,600**	**92,455**														

NM: Not meaningful comparison

1. RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage.
2. Represents stores that were owned by SmartStop Self Storage REIT, Inc. prior to the merger with Strategic Storage Trust IV, Inc. that closed in March 2021. Excludes the results of one consolidated property owned by Strategic Storage Trust VI, Inc.'s operating partnership. Such property is included in managed stores. This property accounted for $24,287 of revenue, $23,138 of expense and $1,140 of NOI during the quarter.
3. Represents stores that were previously owned by Strategic Storage Trust IV, Inc. that were acquired by SmartStop Self Storage REIT, Inc. as part of the merger that closed in March 2021. Stabilized properties for the Strategic Storage Trust IV, Inc. pool consist of the sixteen properties accounted for in the same-store pool as of Strategic Storage Trust IV, Inc.'s most recently filed Form 10-Q for the period ended 9/30/2020.
4. Represents a partial quarter of revenue, expenses and NOI for stores that were owned by Strategic Storage Trust IV, Inc. prior to the merger with the Company that closed in March 2021.
5. NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP financial measure.


SmartStop Self Storage
1-888-97-STORAGE
Brampton, Ontario


SmartStop Self Storage
1500
Phoenix, Arizona

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1 19

Same-Store Portfolio Details

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

Revenues:	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Self storage rental revenue[1]	$26,487,511	$25,867,563	$25,130,023	$23,626,987	$24,347,405
Ancillary operating revenue[2]	1,384,384	1,371,057	1,289,888	1,075,085	1,057,630
Total revenues	**$27,871,895**	**$27,238,620**	**$26,419,911**	**$24,702,072**	**$25,405,035**

Expenses:					
Property Taxes	$2,800,728	$2,503,744	$2,736,412	$2,616,999	$2,530,970
Payroll	2,270,018	2,236,152	2,166,483	2,106,752	2,548,476
Advertising	741,489	736,511	804,485	757,748	723,743
Repairs & Maintenance	589,901	703,680	539,007	554,589	499,847
Utilities	750,329	695,197	804,019	654,974	729,728
Property Insurance	405,323	399,276	331,587	329,748	332,273
Other[3]	1,259,724	1,424,597	1,445,526	1,258,654	1,351,657
Total expenses	**$8,817,512**	**$8,699,157**	**$8,827,519**	**$8,279,464**	**$8,716,694**

Net Operating Income:	**$19,054,383**	**$18,539,463**	**$17,592,392**	**$16,422,608**	**$16,688,341**

Gross Margin	68.4%	68.1%	66.6%	66.5%	65.7%
Period Ending Occupancy	94.1%	91.7%	92.3%	90.7%	88.8%
Period Average Occupancy	93.1%	92.2%	91.7%	89.7%	88.7%
RentPOF[4]	$15.43	$15.25	$14.67	$14.37	$14.90
Move Ins	10,151	9,611	11,179	9,810	9,447
Move Outs	8,665	9,829	10,331	8,533	9,001

Note: Same-store revenue, expense and NOI are non-GAAP measures. See Appendix for a reconciliation of these measures to the most directly comparable GAAP financial measure.

1. Includes rental income and associated late fees and administrative fees.
2. Includes Tenant Programs revenue, solar revenue, merchandise sales and other.
3. Includes administrative expenses, professional expenses, software expenses and other expenses.
4. RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1

20

Same-Store Portfolio MSA Summary

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

					Net Rent / Occupied Sq. Ft. for the Three Months Ended March 31,[2]		Avg. Occupancy for the Three Months Ended March 31,			Revenue for the Three Months Ended March 31,[4]			Expenses for the Three Months Ended March 31,[4]			NOI for the Three Months Ended March 31,[4]		
MSA/CMA[1]	**% of NOI**	**# of Stores**	**NRSF**	**Units**	**2021**	**2020**	**2021**	**2020**	**Change**	**2021**	**2020**	**% Change**	**2021**	**2020**	**% Change**	**2021**	**2020**	**% Change**
Miami - Fort Lauderdale	16.3%	9	940,000	7,880	$19.61	$19.22	92.7%	89.3%	3.4%	4,195,736	3,908,164	7.4%	1,081,241	1,081,988	-0.1%	3,114,495	2,826,176	10.2%
Toronto[3]	13.4%	10	840,100	7,860	$18.23	$16.43	93.1%	90.6%	2.5%	3,716,825	3,264,957	13.8%	1,154,727	1,200,819	-3.8%	2,562,098	2,064,138	24.1%
Los Angeles	11.6%	10	646,800	6,210	$18.87	$17.96	94.6%	91.1%	3.5%	3,005,201	2,702,407	11.2%	795,522	825,938	-3.7%	2,209,679	1,876,469	17.8%
Asheville	7.6%	13	787,700	5,510	$12.00	$11.95	92.7%	87.6%	5.1%	2,129,928	2,007,524	6.1%	677,672	670,225	1.1%	1,452,256	1,337,299	8.6%
Las Vegas	7.3%	5	550,500	4,470	$14.35	$13.87	93.1%	89.6%	3.4%	1,753,260	1,597,790	9.7%	362,147	360,476	0.5%	1,391,113	1,237,314	12.4%
San Francisco - Oakland	6.4%	4	320,000	2,890	$20.90	$19.86	93.5%	88.7%	4.8%	1,656,809	1,481,204	11.9%	436,517	441,986	-1.2%	1,220,292	1,039,218	17.4%
Detroit	3.1%	4	261,000	2,180	$12.67	$12.37	91.9%	87.6%	4.4%	816,958	758,397	7.7%	218,543	259,693	-15.8%	598,415	498,704	20.0%
Dayton	3.1%	7	384,400	3,210	$9.75	$9.09	92.9%	88.8%	4.1%	958,216	838,448	14.3%	369,296	387,975	-4.8%	588,920	450,473	30.7%
Riverside - SB	3.0%	3	177,600	1,790	$16.41	$14.78	96.0%	91.0%	5.0%	768,408	648,798	18.4%	198,651	210,996	-5.9%	569,757	437,802	30.1%
Port St. Lucie	2.6%	3	255,400	2,020	$13.80	$14.30	93.7%	86.8%	6.8%	810,596	750,209	8.0%	321,692	306,407	5.0%	488,904	443,802	10.2%
Denver	2.4%	5	286,700	2,580	$11.96	$11.99	92.4%	86.4%	6.0%	868,106	805,691	7.7%	402,909	383,226	5.1%	465,197	422,465	10.1%
Chicago	2.2%	5	305,800	2,920	$11.40	$11.02	93.1%	89.3%	3.8%	889,742	814,999	9.2%	472,618	466,939	1.2%	417,124	348,060	19.8%
Myrtle Beach	2.1%	2	194,600	1,420	$11.87	$12.30	91.4%	86.8%	4.6%	532,823	517,024	3.1%	131,186	136,953	-4.2%	401,637	380,071	5.7%
Raleigh - Cary	1.3%	3	159,600	1,070	$10.68	$10.71	93.4%	85.0%	8.4%	408,764	367,346	11.3%	162,494	169,969	-4.4%	246,270	197,377	24.8%
Other	17.5%	20	1,447,100	12,855	$15.13	$14.88	93.0%	87.8%	5.2%	5,360,523	4,942,077	8.5%	2,032,297	1,813,104	12.1%	3,328,226	3,128,973	6.4%
Total Same-Store	**100.0%**	**103**	**7,557,300**	**64,865**	**$15.43**	**$14.90**	**93.1%**	**88.7%**	**4.4%**	**27,871,895**	**25,405,035**	**9.7%**	**8,817,512**	**8,716,694**	**1.2%**	**19,054,383**	**16,688,341**	**14.2%**

1. MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada.
2. RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage.
3. Presented in US Dollars (USD) as translated on average for the quarter.
4. Same-store revenue, expense and NOI are non-GAAP measures. See Appendix for a reconciliation of these measures to the most directly comparable GAAP financial measure.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1

21

Total Portfolio MSA Summary

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

MSA/CMA[1]	% of Portfolio by Net Sq. Ft.	Net Rentable Sq. Ft.	# of Stores	Units
Miami - Fort Lauderdale	10.0%	1,024,000	10	8,750
Toronto	9.8%	1,006,700	12	9,540
Asheville	8.4%	859,700	14	6,160
Las Vegas	7.3%	755,000	8	6,260
Los Angeles	6.3%	646,800	10	6,210
Houston	5.8%	594,100	8	4,480
Dayton	3.7%	384,400	7	3,210
Phoenix	2.6%	269,700	3	2,535
San Francisco - Oakland	3.1%	320,000	4	2,890
Port St. Lucie	3.1%	322,400	4	2,620
Chicago	3.0%	305,800	5	2,920
Denver	2.8%	286,700	5	2,580
Detroit	2.5%	261,000	4	2,180
Riverside - SB	2.3%	235,100	4	2,260
Seattle - Tacoma	1.9%	194,100	3	1,670
Myrtle Beach	1.9%	194,600	2	1,420
Charlotte	1.7%	176,500	2	1,910
Raleigh - Cary	1.6%	159,600	3	1,070
San Diego	1.8%	182,500	2	2,050
Other[2]	20.4%	2,099,900	26	18,810
Total Stores	**100.0%**	**10,278,600**	**136**	**89,525**

1. MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada.
2. Other markets include: Baltimore, Charleston, Charlottesville, College Station, Colorado Springs, Dallas, Mobile, Nantucket, Naples, New York – Newark, Orlando, Punta Gorda, Sacramento, Santa Maria, Santa Barbara, Sarasota, Stockton, Trenton-Princeton and Washington- Arlington.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1 22

SmartStop Self Storage REIT, Inc. ...The Smarter Way to Store!®

Toronto Portfolio Overview at 3/31/2021

Owned Operating Properties	Stores	SmartStop % Ownership	NRSF	Units	Net Rent / Occupied Sq. Ft. for the Three Months Ended March 31,[2] 2021	2020	Avg. Occupancy for the Three Months Ended March 31, 2021	2020	NOI for the Three Months Ended March 31,[3] 2021	2020
Same-Store Wholly-Owned Stores	10	100.0%	840,100	7,860	$18.23	$16.43	93.1%	90.6%	*$2,562,098*	$2,064,138
Non-Same-Store Wholly-Owned Stores[4]	2	100.0%	166,600	1,680	12.32	10.43	71.0%	36.6%	*138,974*	(2,554)
Joint Venture Properties[1, 5]	3	50.0%	320,000	2,930	NM	NM	21.9%	NM	*(227,194)*	NM
Total Owned Operating Stores	**15**		**1,326,700**	**12,470**						

Owned Projects Under Construction	Stores	SmartStop % Ownership	Projected NRSF	Projected Units	Total Anticipated Project Costs	SmartStop Portion of Anticipated Project Costs
Total Under Construction Stores	3	50.0%	291,700	2,865	$47,300,143	$23,650,072

Note: All dollars denominated in U.S. Dollars (USD)
NM: Not meaningful comparison

1. Represents total joint venture not just SmartStop proportionate percentage.
2. RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage.
3. Same-store NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP financial measure.
4. NOI of $138,974 for the quarter ended 3/31/2021 is derived from revenue of $402,488 and expenses of $263,514. NOI of ($2,554) for the quarter ended 3/31/2020 is derived from revenue of $178,897 and expenses of $181,451.
5. NOI of ($227,194) for the quarter ended 3/31/2021 is derived from revenue of $193,494 and expenses of $420,607.


Peterborough
Oshawa
Toronto
Mississuaga
Hamilton
SmartStop Self Storage
OWNED OPERATING PROPERTIES (15)
OWNED DEVELOPMENTS (3)

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1 23

SmartCentres Joint Venture Overview

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

JV Owned Operating Properties	MSA/ CMA[1]	SmartStop % Ownership	NRSF	Units	For the Quarter Ended March 31, 2021 Investment Value[2]	Date Opened
East York - Laird	Toronto	50.0%	100,000	1,000	$6,505,313	Jul-20
Brampton	Toronto	50.0%	101,300	1,050	2,419,381	Nov-20
Vaughan	Toronto	50.0%	118,700	880	2,979,203	Jan-21
Total JV Operating Properties			**320,000**	**2,930**	**$11,903,897**	

JV Owned Projects Under Construction	MSA/ CMA[1]	SmartStop % Ownership	Projected NRSF	Projected Units	For the Quarter Ended March 31, 2021 Investment Value[2]	Projected Completion
Oshawa - Champlain	Toronto	50.0%	92,500	940	$1,151,236	Q3 2021
Kingspoint	Toronto	50.0%	100,300	982	2,728,478	Q3 2022
Scarborough	Toronto	50.0%	98,900	943	1,704,805	Q4 2021
Total JV Properties Under Construction			**291,700**	**2,865**	**$5,584,519**	

Note: All dollars denominated in U.S. Dollars (USD)

1. MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada.
2. Through the acquisition of the Oshawa - Champlain, East York - Laird, Brampton, Vaughan, and Scarborough joint venture partnerships, the Company also became party to a master mortgage commitment agreement (the "MMCA") with SmartCentres Storage Finance LP (the "SmartCentres Lender") (collectively, the "SmartCentres Financing"). The SmartCentres Lender is an affiliate of SmartCentres. The initial maximum amount available is approximately $60 million CAD, however, the SmartCentres Financing includes an accordion feature such that borrowings pursuant thereto may be increased up to approximately $120 million CAD subject to certain conditions set forth in the MMCA. As of March 31, 2021, approximately $46.7 million CAD was outstanding on the SmartCentres Financing.


SmartStop Self Storage
SMARTCENTRES
SmartStop Self Storage
Now Open
OFFICE
145
East York, Ontario

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1 24

Debt Summary

Loan	3/31/2021	Interest Rate[1]	Maturity Date
KeyBank CMBS Loan	$95,000,000	3.89%	8/1/2026
KeyBank Florida CMBS Loan	52,000,000	4.65%	5/1/2027
Midland North Carolina CMBS Loan	46,255,586	5.31%	8/1/2024
CMBS Loan	104,000,000	5.00%	2/1/2029
SST IV CMBS Loan	40,500,000	3.56%	2/1/2030
SST IV TCF Loan	40,782,255	3.75%	3/30/2023
Credit Facility Term Loan - USD	150,000,000	2.06%	3/17/2026
Credit Facility Term Loan - CAD[3]	99,024,270	2.37%	3/17/2026
Credit Facility Revolver - USD	184,000,000	2.11%	3/17/2024
Credit Facility Revolver - CAD[3]	1,985,250	2.42%	3/17/2024
Ladera Office Loan	4,077,652	4.29%	11/1/2026
Premium on secured debt, net	313,681		
Debt issuance costs, net	(4,068,114)		
Total debt[2]	**$813,870,580**		

Debt Maturity Schedule (millions)[2,3,4]



$400
$350
$300
$250
$200
$150
$100
$50
$0
$41
$46
$195
$99
$249
$52
$145
2021
2022
2023
2024
2025
2026
2027
2028+

Capital Structure[5]



5%
41%
44%
10%
$2.0 Billion
Total
Capitalization
Debt
Preferred Equity
Common Stock
OP Unit Equity

1. Represents the stated interest rate. Effective at quarter end, the Company was subject to a swap for $235 million at LIBOR 1.79% that expires in February 2022 and an $80 million interest rate cap of LIBOR 0.50% that expires in September 2021.
2. Excludes debt associated with one property owned by Strategic Storage Trust VI, Inc.'s operating partnership.
3. Debt denominated in foreign currency has been converted based on the rate in effect as of March 31, 2021.
4. Excludes amortizing debt payments.
5. Total capitalization includes debt, preferred equity and equity market cap based on approx. 94 million shares and OP Units at 3/31/21 valued at the most recently published Net Asset Value

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1
25

Managed REIT Overview

Selected Fund Information	SSGT II[1]	SST VI[2]
Year established	2018	2021
AUM - end of current quarter	$161.6 million	$16.0 million
Max Offering	$270.0 million	$220.0 million
Type of Offering	Private Placement	Private Placement

Fee Summary - 1Q 2021	SSGT II[1]	SST VI[2]	Total
Advisory agreement	$463,262	NM	$463,262
Property management agreement	$140,234	NM	$140,234
Tenant Program revenue	$122,042	NM	$122,042
Total Fees	**$725,538**	**NM**	**$725,538**

Note: The Company received fees from Strategic Storage Trust IV, Inc. of approximately $1.4 million during the quarter. The Company acquired SST IV in March 2021 and will no longer earn such fees.
NM: Not meaningful

1. Represents Strategic Storage Growth Trust II, Inc. ("SSGT II").
2. Strategic Storage Trust VI, Inc. ("SST VI") was consolidated into the Company as of 3/31/2021.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1 26

Appendix
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SmartStop Self Storage REIT, Inc.    |    Financial Supplement 2021 Q1

Reconciliation of Same-Store Revenue and Net Operating Income

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

	Same-Store Facilities 2021 Q1	Non Same-Store Facilities 2021 Q1	Total 2021 Q1
Revenue [1]	$27,871,895	$3,188,977	$31,060,872
Expenses [2]	8,817,512	1,525,769	10,343,281
NOI	19,054,383	1,663,208	$20,717,591

	Same-Store Facilities 2020 Q4	Non Same-Store Facilities 2020 Q4	Total 2020 Q4
Revenue [1]	$27,238,620	$1,947,079	$29,185,699
Expenses [2]	8,699,157	919,199	9,618,356
NOI	18,539,463	1,027,880	$19,567,343

	Same-Store Facilities 2020 Q3	Non Same-Store Facilities 2020 Q3	Total 2020 Q3
Revenue [1]	$26,419,911	$1,718,242	$28,138,153
Expenses [2]	8,827,519	989,255	9,816,774
NOI	17,592,392	728,987	$18,321,379

	Same-Store Facilities 2020 Q2	Non Same-Store Facilities 2020 Q2	Total 2020 Q2
Revenue [1]	$24,702,072	$1,428,139	$26,130,211
Expenses [2]	8,279,464	915,579	9,195,043
NOI	16,422,608	512,560	$16,935,168

	Same-Store Facilities 2020 Q1	Non Same-Store Facilities 2020 Q1	Total 2020 Q1
Revenue [1]	$25,405,035	$1,315,827	$26,720,862
Expenses [2]	8,716,694	958,332	9,675,026
NOI	16,688,341	357,495	$17,045,836

1. Revenue includes rental revenue, Tenant Programs revenue, ancillary revenue, and administrative and late fees.
2. Expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense, and acquisition expenses, but includes property management fees as applicable.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1 28

Reconciliation of Net Loss to Net Operating Income: Trailing 5 Quarters

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

	2021 Q1	2020 Q4	2020 Q3	2020 Q2	2020 Q1
Net loss	$(12,303,466)	$(1,943,884)	$(4,456,497)	$(7,062,841)	$(37,743,581)
Adjusted to exclude:					
Managed REIT Platform revenue	(2,287,740)	(2,360,929)	(2,051,021)	(1,852,893)	(1,783,787)
Managed REIT Platform expenses	319,890	294,818	329,280	1,008,014	1,174,809
General and administrative	4,752,989	4,641,467	4,012,072	4,149,713	3,667,947
Depreciation	8,543,927	8,731,926	8,003,587	7,842,443	7,716,671
Intangible amortization expense	1,259,547	1,301,434	1,587,899	3,218,152	3,669,631
Other acquisition expenses	305,650	772,189	468,577	97,221	28,105
Contingent earnout adjustment	2,119,744	2,600,000	1,600,000	500,000	(7,200,000)
Impairment of goodwill and intangible assets	—	—	—	—	36,465,732
Impairment of investments in Managed REITs	—	—	—	—	4,376,879
Write-off of equity interest and preexisting relationships in SST IV upon acquisition of control	8,389,573	—	—	—	—
Interest expense	7,975,464	7,880,405	8,093,476	8,284,429	8,339,303
Interest expense—accretion of fair market value of secured debt	(31,866)	(32,345)	(32,788)	(32,892)	(32,657)
Interest expense—debt issuance costs	672,473	754,141	952,479	936,278	943,483
Net loss on extinguishment of debt	2,444,788	—	—	—	—
Other	(1,443,382)	(3,071,879)	(185,685)	(152,456)	(2,576,699)
Total property operating income	$20,717,591	$19,567,343	$18,321,379	$16,935,168	$17,045,836

Total revenue	$31,060,872	$29,185,699	$28,138,153	$26,130,211	$26,720,862
Total property operating expenses	10,343,281	9,618,356	9,816,774	9,195,043	9,675,026
Total property operating income	$20,717,591	$19,567,343	$18,321,379	$16,935,168	$17,045,836

SmartStop Self Storage REIT, Inc. | Financial Supplement 2021 Q1

29

Forward Looking Statements
Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.
All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected effects and benefits of the SST IV merger, the SSGT merger, the self administration transaction and the Series A Preferred equity investment, including anticipated future financial and operating results and synergies, as well as all other statements in this communication, other than historical facts. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to the SST IV merger, the self administration transaction, or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of either of the SST IV merger, the SSGT merger or the self administration transaction in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations, including facilities acquired through the SST IV merger, the SSGT merger and operations acquired through the self administration transaction; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management.
Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.
SmartStop Self Storage REIT, Inc.    |    Financial Supplement 2021 Q1

SmartStop
Self Storage REIT, Inc.
…The Smarter Way to Store!®